                                                                   EXHIBIT 99.2

                          ANNUAL STATEMENT AS TO COMPLIANCE

                              NEWCOURT CREDIT GROUP INC.

                           NEWCOURT RECEIVABLES ASSET TRUST


     The undersigned, a duly authorized representative of Newcourt Credit Group Inc. ("Newcourt"), as Servicer pursuant to the Pooling, Collateral Agency and Servicing Agreement dated as of April 15, 1996 (the "Pooling and Servicing Agreement"), among Newcourt Receivables Corporation, as Seller, Newcourt, as Servicer, Fleet National Bank, as Collateral Agent, and Chase Manhattan Bank Delaware, as Issuer Trustee, does hereby certify that:

1. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

2. Newcourt is as of the date hereof the Servicer under the Pooling and Servicing Agreement.

3. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate.

4. This Certificate is delivered pursuant to Section 3.11 of the Pooling and Servicing Agreement.

5. A review of the activities of the Servicer during the year ended December 31, 1997 and of its performance under the Pooling and Servicing Agreement was made under my supervision.

6. Based on such review, to the best of the undersigned's knowledge, the Servicer has performed or caused to be performed in all material respects all of its obligations under the Pooling and Servicing Agreement throughout such year and no Servicer Default has occurred or is continuing except as set forth in paragraph 7 below.

7. The following is a description of each Servicer Default under the provisions of the Pooling and Servicing Agreement known to me to have occurred during the year ended December 31, 1997, which sets forth in detail the (i) nature of each such Servicer Default, (ii) the action taken by the Servicer, if any, to remedy each such Servicer Default and (iii) the current status of each such Servicer Default:

                                         NONE

     IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Servicer, has duly executed this Certificate this 30th day of March, 1998.


                              By: /s/ Daniel A. Jauernig
                                 ---------------------------------

                                   Daniel A. Jauernig
                                   Chief Financial Officer